UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2020

GALAXY GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street
Las Vegas, Nevada 89119
(Address of principal executive offices)

(702) 939-3254
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 25, 2020, Galaxy Gaming, Inc. (the “Company”), entered into that certain Membership Interest Purchase Agreement, dated February 25, 2020 (the “Purchase Agreement”), between the Company and the membership interest holders of Progressive Games Partners LLC (“PGP”).  Pursuant to the Purchase Agreement, the Company will pay $12.425 million to acquire all of the issued equity interest of PGP. Of the consideration, at least $6.425 million, but no more than $10.425 million will be paid in cash, with the balance of the consideration being paid in newly issued shares of the Company’s common stock valued at $1.91 per share.

The Purchase Agreement contains representations and warranties that are customary for acquisition transactions. Further, the Purchase Agreement is subject to standard closing conditions that must be satisfied by the Company and PGP including, without limitation, any necessary gaming regulatory approvals.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 10.2 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.2	Membership Interest Purchase Agreement dated February 25, 2020, between the Company and the membership interest holders of PGP.

99.1	Press Release dated as February 25, 2020 announcing the Company’s purchase of PGP’s membership interest.

Signature Page Follows

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2020

GALAXY GAMING, INC.

	By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer